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Cracker Barrel Old Country Store, Inc.

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On October 26, 2020, Cracker Barrel Old Country Store, Inc. (the “Company”) mailed the following letter to the shareholders of the Company.

October 26, 2020

Dear Fellow Shareholder:

I hope this letter finds you well.

Three weeks ago, I wrote to you about Cracker Barrel’s strong performance, the consistent execution of our strategy, our commitment to prudent capital management, and how we have built a highly-qualified and diverse Board of Directors with a track record of value creation.

Today, I would like to expand on a few topics that I believe will underscore the importance of your voting “FOR ALL” of our directors on the WHITE proxy card included in this mailing for the upcoming 2020 Annual Meeting of Shareholders.

Our Strategy Drives Performance for Shareholders

Cracker Barrel’s track record of delivering value to shareholders is clear: 13% earnings per share growth1, meaningful long-term total shareholder return (“TSR”) outperformance against our peers, and the return of over $1.3B to our shareholders through more than $50/share of dividends and share repurchases since 2011.

We have achieved these results by focusing on “core Cracker Barrel” as our highest priority. Our investments in areas such as training, store refreshment, off-premise dining, menu innovation, the national rollout of beer and wine, in-store technology platforms and digital marketing, to name but a few, increase guest and employee satisfaction and ensure we stay relevant as consumer tastes and behaviors evolve. The focus on the core is how we grow our sales and profits over time, and deliver value to shareholders.

We believe that focusing primarily on “core Cracker Barrel” while strategically pursuing other avenues of growth has been and will continue to be a winning strategy. We follow a deliberate and thoughtful process to expand our brand’s footprint by opening new stores where we believe we can generate attractive long-term returns. We also evaluate opportunities to extend our brand by investing in complementary concepts that give us additional platforms from which to grow, such as Maple Street Biscuit Company.

1 Compound annual growth rate from FY 2011 to FY 2019

Cracker Barrel’s Board of Directors

Our Board is responsible for driving our strategic initiatives for the benefit of all our shareholders. We believe our independent directors bring an array of experiences and skills that are critical to our operations and our ongoing strategic development.

Cracker Barrel is a complex and highly experiential restaurant and retail company, where we appeal to and connect emotionally with our guests and employees on a variety of levels. We place a high value on directors who have operated or overseen large, multidimensional businesses with strong cultures, and who can help us think strategically as we navigate the unique challenges we face at the scale we face them.

We have therefore carefully built a Board comprised of directors who have the requisite skills, track records of value creation, backgrounds and public company experience to help Cracker Barrel in all the many areas required for us to continue to grow and succeed. This includes extensive food service, hospitality, retail, diversity & inclusion, capital allocation, distribution and logistics, and operating experience, among other important attributes.

We Urge Shareholders to Vote FOR ALL of Cracker Barrel’s Directors

As you saw from our last letter, Sardar Biglari is once again waging what we believe to be a self-serving proxy contest to gain representation on our Board in his fifth campaign against Cracker Barrel. This time, he has nominated a candidate to replace Norm Johnson, the Chair of our Nominating and Governance Committee.

In his role as Chair of this Committee, Norm has overseen the process by which we have built our current highly-qualified Board. Under Norm’s leadership, the Committee designed and executed our approach to director refreshment, which has resulted in our attracting four diverse and experienced directors from iconic companies such as Walt Disney, Marriott and Walmart over the last three years. Norm is also a financial expert on our Audit Committee, and his expertise in the areas of distribution, complex operations, and management have been meaningful in our boardroom and to our management team. During Norm’s tenure on our Board, Cracker Barrel has delivered a TSR of 164%2, outperforming both the median of our family / casual dining peers3 and the S&P MidCap 400 Index.

Further, Norm is one of our most experienced and accomplished directors with respect to capital allocation. For twelve years Norm was the Chief Executive Officer of CLARCOR Inc., a public company (NYSE: CLC) that operated a capital-intensive global industrial business. During his tenure as CEO of CLARCOR, Norm successfully allocated more than a billion dollars of capital to open new factories and facilities, acquire other businesses, enter new markets, and return capital to shareholders through robust dividend and share repurchase programs. CLARCOR’s stock price more than quintupled during Norm’s tenure, from approximately $8.88 per share in March 2000 to more than $46.00 in November 2012, and the capital investments Norm made laid the foundation for CLARCOR’s eventual sale in 2017 for a price of $83.00 per share and an enterprise value of more than $4 billion. All told, Norm’s leadership generated a TSR of 492%, compared to 18% for the S&P 500 index over the same period4.

2 FactSet as of 10/19/20; TSR includes reinvested dividends and is calculated from 8/13/12 to 10/19/20

3 Dine Brands, Denny’s, Darden, Dave & Busters, Brinker, Bloomin’ Brands, Texas Roadhouse, Cheesecake Factory and BJ’s Restaurants

4 FactSet as of 10/19/2020; TSR includes reinvested dividends and is calculated from 3/25/2000 to 11/30/2012

We Do Not Believe Biglari’s Nominee Would Enhance Our Board

We do not believe it is in shareholders’ best interests to support Mr. Biglari’s hand-picked nominee, Raymond Barbrick, for a seat on the Board of Directors.

Mr. Biglari claims that Mr. Barbrick is qualified to serve on our Board simply because Mr. Barbrick has worked for a long time in the restaurant industry. Mr. Barbrick’s restaurant experience has been principally as a franchisee and as a regional restaurant operator executing other people’s strategies. Within this limited scope, Mr. Barbrick’s company, The Briad Group, has been unable to operate successfully in the casual dining space and has effectively abandoned it – including exiting all 36 of their TGI Friday locations and, most recently, closing 16 of 18 of their Zinburger locations due to an inability to adapt to off-premise dining during the pandemic.

Both our Board and the third-party search firm we engaged to evaluate Mr. Barbrick noted these concerns, along with his very limited public company experience and other issues, in determining that Mr. Barbrick did not have the requisite experience or skills to serve our Board.

We Believe Mr. Biglari is not a Credible Critic

We believe Mr. Biglari does not understand the complexity and uniqueness of our brand and lacks the credibility and qualifications to determine what Cracker Barrel needs in terms of either strategy or director qualifications. Mr. Biglari’s struggles with Steak ‘N Shake and his demonstrated inability to allocate capital for the benefit of his own shareholders over the past decade give us no confidence that he can competently assess the needs of a complex, experiential restaurant and retail business like Cracker Barrel.

We believe Mr. Biglari has even less credibility when it comes to building an independent and highly functioning board of directors or in matters of corporate governance generally, as detailed in numerous media articles, proxy advisory assessments, and court pleadings related to his company. Mr. Biglari’s own shareholders have overwhelmingly voted against his board, his compensation programs and his self-serving capital structure and organizational changes. Given this history, we question Mr. Biglari’s actual motives for seeking board representation at Cracker Barrel in a fifth proxy fight and urge you to do the same.

*          *          *

I am honored to lead an eight-person executive team at Cracker Barrel. Among us we have a collective 146 years of restaurant experience, most of it at public companies. We strongly believe that this depth of industry experience, when combined with the backgrounds, skills and diversity of our current Board of Directors, gives us the best team to build upon our ten-year track record of delivering value to shareholders and advancing principles of strong corporate governance.

We therefore ask you to reject Mr. Biglari’s suggestion that our shareholders replace an outstanding director like Norm Johnson with an untested, hand-picked representative. We urge you to support our current Board by voting “FOR ALL” of our directors on the WHITE proxy card included in this mailing for the upcoming 2020 Annual Meeting of Shareholders.

Thank you for your support.

Sincerely,

Sandra B. Cochran

President and Chief Executive Officer

Forward Looking Statements

Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements. Economic, competitive, strategic, governmental, technological and other factors and risks that may affect Cracker Barrel’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2020, and in subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). Another factor that may impact the company’s business, financial condition and results of operations and of operational improvement initiatives is the impact of the novel coronavirus (“COVID-19”) pandemic, including the duration of the COVID-19 pandemic and its ultimate impact on our business, levels of consumer confidence in the safety of dine-in restaurants, restrictions (including occupancy restrictions) imposed by governmental authorities, the effectiveness of cost saving measures undertaken throughout our operations, disruptions to our operations as a result of the spread of COVID-19 in our workforce, and our increased level of indebtedness brought on by additional borrowing necessitated by the COVID-19 pandemic. We disclaim any obligation to update these forward-looking statements other than as required by law.

Important Additional Information

Cracker Barrel has filed a definitive proxy statement (the “Proxy Statement”) and accompanying WHITE proxy card in connection with the solicitation of proxies for the 2020 Annual Meeting of Cracker Barrel shareholders (the “Annual Meeting”). Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Cracker Barrel’s directors and executive officers and certain other individuals and their respective interests in Cracker Barrel by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Cracker Barrel for the fiscal year ended July 31, 2020, and the Proxy Statement. To the extent holdings of such participants in Cracker Barrel’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details regarding the nominees of Cracker Barrel’s Board of Directors for election at the Annual Meeting are included in the Proxy Statement. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Cracker Barrel’s corporate website at www.crackerbarrel.com.

If you have any questions or need assistance voting contact:

1212 Avenue of the Americas

New York, New York 10036

Banks and Brokers Call Collect: (212) 297-0720

All Others Call Toll Free: (877) 629-6357

Email: info@okapipartners.com

On October 26, 2020, the Company issued the following press release.

Cracker Barrel Old Country Store® Sends Second Letter to Shareholders

Recommends Voting the WHITE Proxy Card to Support its Highly Qualified Slate of Directors

LEBANON, Tenn. (October 26, 2020) – Cracker Barrel Old Country Store® (Nasdaq: CBRL) (“Cracker Barrel” or the “Company”) today sent a letter from its President and Chief Executive Officer Sandra B. Cochran to all shareholders in connection with its 2020 Annual Meeting of Shareholders, to be held on November 19, 2020. The letter and other important information related to the Annual Meeting can be found at CrackerBarrelShareholders.com.

The Cracker Barrel Board of Directors and Management team urges all shareholders to vote the WHITE proxy card “FOR” all of the Company’s highly qualified director nominees.

The full text of the letter follows:

October 26, 2020

Dear Fellow Shareholder:

I hope this letter finds you well.

Three weeks ago, I wrote to you about Cracker Barrel’s strong performance, the consistent execution of our strategy, our commitment to prudent capital management, and how we have built a highly-qualified and diverse Board of Directors with a track record of value creation.

Today, I would like to expand on a few topics that I believe will underscore the importance of your voting “FOR ALL” of our directors on the WHITE proxy card included in this mailing for the upcoming 2020 Annual Meeting of Shareholders.

Our Strategy Drives Performance for Shareholders

Cracker Barrel’s track record of delivering value to shareholders is clear: 13% earnings per share growth5, meaningful long-term total shareholder return (“TSR”) outperformance against our peers, and the return of over $1.3B to our shareholders through more than $50/share of dividends and share repurchases since 2011.

We have achieved these results by focusing on “core Cracker Barrel” as our highest priority. Our investments in areas such as training, store refreshment, off-premise dining, menu innovation, the national rollout of beer and wine, in-store technology platforms and digital marketing, to name but a few, increase guest and employee satisfaction and ensure we stay relevant as consumer tastes and behaviors evolve. The focus on the core is how we grow our sales and profits over time, and deliver value to shareholders.

1 Compound annual growth rate from FY 2011 to FY 2019

We believe that focusing primarily on “core Cracker Barrel” while strategically pursuing other avenues of growth has been and will continue to be a winning strategy. We follow a deliberate and thoughtful process to expand our brand’s footprint by opening new stores where we believe we can generate attractive long-term returns. We also evaluate opportunities to extend our brand by investing in complementary concepts that give us additional platforms from which to grow, such as Maple Street Biscuit Company.

Cracker Barrel’s Board of Directors

Our Board is responsible for driving our strategic initiatives for the benefit of all our shareholders. We believe our independent directors bring an array of experiences and skills that are critical to our operations and our ongoing strategic development.

Cracker Barrel is a complex and highly experiential restaurant and retail company, where we appeal to and connect emotionally with our guests and employees on a variety of levels. We place a high value on directors who have operated or overseen large, multidimensional businesses with strong cultures, and who can help us think strategically as we navigate the unique challenges we face at the scale we face them.

We have therefore carefully built a Board comprised of directors who have the requisite skills, track records of value creation, backgrounds and public company experience to help Cracker Barrel in all the many areas required for us to continue to grow and succeed. This includes extensive food service, hospitality, retail, diversity & inclusion, capital allocation, distribution and logistics, and operating experience, among other important attributes.

We Urge Shareholders to Vote FOR ALL of Cracker Barrel’s Directors

As you saw from our last letter, Sardar Biglari is once again waging what we believe to be a self-serving proxy contest to gain representation on our Board in his fifth campaign against Cracker Barrel. This time, he has nominated a candidate to replace Norm Johnson, the Chair of our Nominating and Governance Committee.

In his role as Chair of this Committee, Norm has overseen the process by which we have built our current highly-qualified Board. Under Norm’s leadership, the Committee designed and executed our approach to director refreshment, which has resulted in our attracting four diverse and experienced directors from iconic companies such as Walt Disney, Marriott and Walmart over the last three years. Norm is also a financial expert on our Audit Committee, and his expertise in the areas of distribution, complex operations, and management have been meaningful in our boardroom and to our management team. During Norm’s tenure on our Board, Cracker Barrel has delivered a TSR of 164%6, outperforming both the median of our family / casual dining peers7 and the S&P MidCap 400 Index.

Further, Norm is one of our most experienced and accomplished directors with respect to capital allocation. For twelve years Norm was the Chief Executive Officer of CLARCOR Inc., a public company (NYSE: CLC) that operated a capital-intensive global industrial business. During his tenure as CEO of CLARCOR, Norm successfully allocated more than a billion dollars of capital to open new factories and facilities, acquire other businesses, enter new markets, and return capital to shareholders through robust dividend and share repurchase programs. CLARCOR’s stock price more than quintupled during Norm’s tenure, from approximately $8.88 per share in March 2000 to more than $46.00 in November 2012, and the capital investments Norm made laid the foundation for CLARCOR’s eventual sale in 2017 for a price of $83.00 per share and an enterprise value of more than $4 billion. All told, Norm’s leadership generated a TSR of 492%, compared to 18% for the S&P 500 index over the same period8.

2 FactSet as of 10/19/20; TSR includes reinvested dividends and is calculated from 8/13/12 to 10/19/20

3 Dine Brands, Denny’s, Darden, Dave & Busters, Brinker, Bloomin’ Brands, Texas Roadhouse, Cheesecake Factory and BJ’s Restaurants

4 FactSet as of 10/19/2020; TSR includes reinvested dividends and is calculated from 3/25/2000 to 11/30/2012

We Do Not Believe Biglari’s Nominee Would Enhance Our Board

We do not believe it is in shareholders’ best interests to support Mr. Biglari’s hand-picked nominee, Raymond Barbrick, for a seat on the Board of Directors.

Mr. Biglari claims that Mr. Barbrick is qualified to serve on our Board simply because Mr. Barbrick has worked for a long time in the restaurant industry. Mr. Barbrick’s restaurant experience has been principally as a franchisee and as a regional restaurant operator executing other people’s strategies. Within this limited scope, Mr. Barbrick’s company, The Briad Group, has been unable to operate successfully in the casual dining space and has effectively abandoned it – including exiting all 36 of their TGI Friday locations and, most recently, closing 16 of 18 of their Zinburger locations due to an inability to adapt to off-premise dining during the pandemic.

Both our Board and the third-party search firm we engaged to evaluate Mr. Barbrick noted these concerns, along with his very limited public company experience and other issues, in determining that Mr. Barbrick did not have the requisite experience or skills to serve our Board.

We Believe Mr. Biglari is not a Credible Critic

We believe Mr. Biglari does not understand the complexity and uniqueness of our brand and lacks the credibility and qualifications to determine what Cracker Barrel needs in terms of either strategy or director qualifications. Mr. Biglari’s struggles with Steak ‘N Shake and his demonstrated inability to allocate capital for the benefit of his own shareholders over the past decade give us no confidence that he can competently assess the needs of a complex, experiential restaurant and retail business like Cracker Barrel.

We believe Mr. Biglari has even less credibility when it comes to building an independent and highly functioning board of directors or in matters of corporate governance generally, as detailed in numerous media articles, proxy advisory assessments, and court pleadings related to his company. Mr. Biglari’s own shareholders have overwhelmingly voted against his board, his compensation programs and his self-serving capital structure and organizational changes. Given this history, we question Mr. Biglari’s actual motives for seeking board representation at Cracker Barrel in a fifth proxy fight and urge you to do the same.

*          *          *

I am honored to lead an eight-person executive team at Cracker Barrel. Among us we have a collective 146 years of restaurant experience, most of it at public companies. We strongly believe that this depth of industry experience, when combined with the backgrounds, skills and diversity of our current Board of Directors, gives us the best team to build upon our ten-year track record of delivering value to shareholders and advancing principles of strong corporate governance.

We therefore ask you to reject Mr. Biglari’s suggestion that our shareholders replace an outstanding director like Norm Johnson with an untested, hand-picked representative. We urge you to support our current Board by voting “FOR ALL” of our directors on the WHITE proxy card included in this mailing for the upcoming 2020 Annual Meeting of Shareholders.

Thank you for your support.

Sincerely,

Sandra B. Cochran

President and Chief Executive Officer

About Cracker Barrel Old Country Store, Inc.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) shares warm welcomes and friendly service while offering guests high-quality homestyle food and unique shopping — all at a fair price. By creating a world filled with hospitality through an experience that combines dining and shopping, guests are cared for like family. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate more than 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company. For more information about the company, visit www.crackerbarrel.com.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements. Economic, competitive, strategic, governmental, technological and other factors and risks that may affect Cracker Barrel’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2020, and in subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). Another factor that may impact the company’s business, financial condition and results of operations and of operational improvement initiatives is the impact of the novel coronavirus (“COVID-19”) pandemic, including the duration of the COVID-19 pandemic and its ultimate impact on our business, levels of consumer confidence in the safety of dine-in restaurants, restrictions (including occupancy restrictions) imposed by governmental authorities, the effectiveness of cost saving measures undertaken throughout our operations, disruptions to our operations as a result of the spread of COVID-19 in our workforce, and our increased level of indebtedness brought on by additional borrowing necessitated by the COVID-19 pandemic. We disclaim any obligation to update these forward-looking statements other than as required by law.

Important Additional Information

Cracker Barrel has filed a definitive proxy statement (the “Proxy Statement”) and accompanying WHITE proxy card in connection with the solicitation of proxies for the 2020 Annual Meeting of Cracker Barrel shareholders (the “Annual Meeting”). Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Cracker Barrel’s directors and executive officers and certain other individuals and their respective interests in Cracker Barrel by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Cracker Barrel for the fiscal year ended July 31, 2020, and the Proxy Statement. To the extent holdings of such participants in Cracker Barrel’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details regarding the nominees of Cracker Barrel’s Board of Directors for election at the Annual Meeting are included in the Proxy Statement. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Cracker Barrel’s corporate website at www.crackerbarrel.com.

CBRL-F

Media Contacts:

David Millar / Emily Claffey

Crackerbarrel-svc@sardverb.com

(914) 907-6431 / (516) 455-2027

Heidi Pearce
heidi.pearce@crackerbarrel.com
(615) 235-4315

Investor Contacts:

Jessica Hazel

Jessica.Hazel@crackerbarrel.com

(615) 235-4367

Okapi Partners LLC

(877) 629-6357

The following materials were posted by the Company to www.CrackerBarrelShareholders.com on October 26, 2020.

BOARD OF DIRECTORS INVESTOR MATERIALS ANNUAL MEETING DETAILS CONTACTS How To Vote

Our Board of Directors is committed to acting in the best interest of Cracker Barrel and executing our long-term strategic plan in order to maximize value for all of our shareholders.

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© 2020 CBOCS Properties, Inc.

Disclaimer

We urge all shareholders to vote the WHITE proxy card for our slate of highly-qualified directors at this year's Annual Meeting on November 19,2020.

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BOARD OF DIRECTORS INVESTOR MATERIALS ANNUAL MEETING DETAILS CONTACTS How To Vote

PRESS RELEASES

Oct 01, 2020
Cracker Barrel Old Country Store® Files Definitive Proxy and Sends Letter to Shareholders

Sep 14, 2020
Cracker Barrel Old Country Store® Elects Gisel Ruiz to Board of Directors

Jul 10, 2020
Cracker Barrel Old Country Store® Elects Gilbert Dávila to Board of Directors

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© 2020 CBOCS Properties, Inc.

Disclaimer

PRESS RELEASES Oct26,2020 Cracker Barrel Old Country Store® Sends Second Letter to Shareholders Oct 01,2020 Cracker Barrel Old Country Store® Files Defmti ive Proxy and Sends Letter to Shareholders Sep 14,2020 Cracker Barrel Old Country Store® Elects GiselRuiz to Board of Directors Jul 10,2020 Cracker Barrel Old Country Store® Elects Gilbert Davila to Board of Directors

BOARD OF DIRECTORS INVESTOR MATERIALS ANNUAL MEETING DETAILS CONTACTS How To Vote

SHAREHOLDER LETTERS

Oct 26, 2020
Letter to Shareholders

Oct 01, 2020
Letter to Shareholders

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© 2020 CBOCS Properties, Inc.

Disclaimer

SHAREHOLDER LETTERS Oct26,2020 Letter to Shareholders Oct 01, 2020 Letter to Shareholders